Exhibit 10.2

KAYNE ANDERSON BDC, INC.

Amendment to Investment Advisory Agreement

THIS AMENDMENT TO INVESTMENT ADVISORY AGREEMENT (the “Amendment”) is made as of November 8, 2022 by and between KAYNE ANDERSON BDC, INC., a Delaware corporation (the “Company”) and KA CREDIT ADVISORS, LLC, a Delaware limited liability company (the “Adviser”).

RECITALS

A. The Company (formerly, Kayne Anderson BDC, LLC) and the Adviser are parties to that certain Investment Advisory Agreement dated as of February 5, 2021 (as further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).

B. The parties wish to modify and amend the Agreement to clarify that the authority of the Adviser does not involve access to the Company’s assets in a manner that would constitute custody of those assets by the Adviser for purposes of Rule 206(4)-2 under the Advisers Act.

C. Unless otherwise defined, capitalized terms used herein shall have the definitions given to such terms in the Agreement.

AGREEMENT

1. Amendments. The following text is hereby added to Section 1(c) to replace the last sentence of Section 1(c):

The Company also grants to the Adviser power and authority to engage in all activities and transactions (and anything incidental thereto) that the Adviser deems, in its sole discretion, appropriate, necessary or advisable to carry out its duties pursuant to this Agreement in accordance with applicable securities laws and compliance policies and procedures or the Adviser, including but not limited to effecting and settling transactions, and entering into agreements incident thereto, as authorized by this Agreement.

2. Agreement in Full Force and Effect. The Agreement shall otherwise remain in full force and effect and enforceable in accordance with its express terms.

3. Miscellaneous. This Amendment shall be governed by, and construed in accordance with, the laws specified in Section 15 of the Agreement. This Amendment may be modified or amended only in accordance with the terms set forth in the Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested by their duly authorized officers, all on the day and year written on the first page of this Amendment.

The Company:			The Adviser:

KAYNE ANDERSON BDC, INC.			KA CREDIT ADVISORS, LLC

By:			By:
	Name:	Terry A. Hart		Name:	Michael O’Neil
	Title:	Chief Financial Officer and Treasurer		Title:	Chief Compliance Officer